SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia, 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 10, 2008, the Company entered into Supplement No. 4 to Series 2006-One Supplement to Master Indenture with CompuCredit Credit Card Master Trust III and U.S. Bank National Association, as trustee, and various ancillary agreements, pursuant to which the “Commitment Termination Date” for the securitization facility underlying the Company’s lower-tiered credit card receivables was extended to October 30, 2010, and the availability under that facility was reduced to $400 million from $450 million. Also pursuant to these documents various other terms, including pricing, were modified.

The foregoing description of the terms of the Supplement No. 4 to Series 2006-One Supplement to Master Indenture is qualified in its entirety by reference to the a copy of that document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1     Supplement No. 4 to Series 2006-One Supplement to Master Indenture, dated as of September 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: September 16, 2008	By:	/s/ J. Paul Whitehead, III
Name: J. Paul Whitehead, III Title: Chief Financial Officer

EXHIBIT INDEX

Form 8-K

September 16, 2008

Filed
Exhibit No.	Description	Herewith	By Reference

10.1	Supplement No. 4 to Series 2006-One Supplement to Master Indenture, dated as of September 10, 2008	X